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                                                                    EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Three D Departments, Inc.
Costa Mesa, California


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63897) of our report dated November 24, 1998 relating to the financial statements of Three D Departments, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended August 1, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.





                                                              /s/ BDO Seidman

                                                              BDO SEIDMAN, LLP


Costa Mesa, California
January 15, 1999


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